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                                                                   EXHIBIT 10.71

ALL SECTIONS MARKED WITH TWO ASTERISKS ("**") REFLECT PORTIONS WHICH HAVE BEEN REDACTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION BY DECORA INDUSTRIES, INC. AS PART OF A REQUEST FOR CONFIDENTIAL TREATMENT

                             MANUFACTURING AGREEMENT

         AGREEMENT made this 17th day of April, 1995 by and among DECORA INDUSTRIES, INC., a Delaware corporation having its principal place of business at 1 Mill Street, Fort Edward, New York 12828 and its wholly owned subsidiary, DECORA, INCORPORATED, a Delaware corporation having its principal place of business at 1 Mill Street, Fort Edward, New York 12828 (collectively "DECORA"), on the one hand, and RUBBERMAID INCORPORATED, an Ohio corporation having its principal place of business at 1147 Akron Road, Wooster, Ohio 44691, ("RUBBERMAID"), on the other hand.

                                   WITNESSETH

         WHEREAS, the parties, or their predecessors, entered into a Manufacturing Agreement dated February 18, 1994 (the "Previous Agreement"); and

         WHEREAS, the parties desire to enter into a new Manufacturing Agreement (the "Agreement") which will supersede the Previous Agreement;

         NOW, THEREFORE, in consideration of the mutual covenants and agreements herein contained, the parties hereto agree as follows:

1.       Term

         Except as otherwise provided for herein, the Agreement shall remain in full force and effect from July 1, 1995 (the "Effective Date") through March 31, 1999. Thereafter the Agreement shall automatically be renewed for additional one
(1) year terms unless either party gives the other written notification of termination not less than one (1) year prior to the expiration of the then current term.

2.       Production of RUBBERMAID Requirements

         RUBBERMAID shall purchase one hundred percent (100%) of its requirement of Product (as defined herein) from DECORA. "Product" shall be defined as all pressure sensitive, self-adhesive decorative products presently manufactured by DECORA for RUBBERMAID, other than "New Product" as defined in Section 23, below, or future products substituted therefor.

3.       Exclusivity


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         DECORA agrees that neither it, nor any of its affiliates, shall manufacture Product for, nor sell Product to, any party other than RUBBERMAID, except as set forth below:

         - DECORA may sell Product or in-process goods for the manufacture of Product to licensees, in good standing, of the trademark "Con-Tact"; provided that sales to such licensees do not interfere with DECORA's commitment to supply Product to RUBBERMAID; and

         - DECORA may sell seconds, that is, Product which unintentionally fails to meet RUBBERMAID's specifications, to third parties acceptable to RUBBERMAID, whose acceptance of such third parties shall not be unreasonably withheld; provided that DECORA remits to RUBBERMAID an amount equivalent to any royalty which RUBBERMAID is obligated to pay on the sale of such seconds. It is the joint intent of the parties to diminish and eventually eliminate the sale of seconds.

         - DECORA may solicit orders for and ship obsolete patterns, this is, Product identified by RUBBERMAID from time to time that RUBBERMAID has ceased selling to its customers, subject to order approval and acceptance by RUBBERMAID in each such instance;

         - DECORA may solicit orders for and ship slow moving Product, this is, Product or in-process inventory in quantities in excess of minimum run requirements established by DECORA and agreed to by RUBBERMAID held by DECORA for more than ninety
                 (90) days, subject to order approval and acceptance by RUBBERMAID in each such instance;

         In addition to the foregoing, DECORA may act as a non-exclusive independent sales agent for RUBBERMAID, outside of the U.S. and Canada, subject to RUBBERMAID's prior approval of all sales activities and the following conditions:

         -       The right to act as sales agent shall expire on March 31, 1999;

         - All orders taken (as it regards customers, markets and Product) shall be subject to RUBBERMAID's approval and acceptance;

         - DECORA shall neither take title to Product ordered; nor bill direct; nor ship direct, without the prior written consent of RUBBERMAID;

         - The minimum prices quoted shall be those established and adjusted from time to time by RUBBERMAID after consultation with a team comprised of one representative of DECORA and the RUBBERMAID decorative coverings business team (the "Business Team"),

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         DECORA shall receive a commission of ______**_____ (__*__%) of the net sales of all Product for which it acted as sales agent (except Product sold in Saudi Arabia, where no commission shall be paid).

         RUBBERMAID shall, subject to the other terms and conditions of this Agreement, use its best efforts to:

         - Support the international business generated by DECORA hereunder; and

         - Ship Product, constituting standard finished goods, to DECORA's customer within three (3) weeks of order approval by RUBBERMAID.

4.       Performance Specifications

         Product manufactured, packaged and sold pursuant to this Agreement shall meet the product performance, packaging and manufacturing specifications outlined in Exhibit A, which will include but not be limited to the Exhibit A currently attached hereto and which will be prepared by Rubbermaid within two
(2) weeks of the date of execution of this Agreement.

5.       Confidentiality

         Simultaneous with the execution of this Agreement, the parties agree to execute and be bound by the terms of the Confidentiality Agreement set forth in Exhibit B.

6.       Waiver of Claims

         Each party waives any and all claims which it may have had against the other, and its predecessors, related solely to price increases for any Product purchased through the execution date of this Agreement, not including raw material and other cost reimbursements owed to DECORA or RUBBERMAID pursuant to the terms of the Previous Agreement.

7.       Buttstock Pricing Mechanism

         Buttstock pricing during the term of this Agreement shall be in accordance with the following schedule and adjustments:

                                              Minimum Order
                           ----------------------------------------------------
         Product           Price Per Narrow Yard         Quantity in Wide Yards
         -------           ---------------------         ----------------------

                                    **

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                                       **









         - RUBBERMAID will pay DECORA $0.125 per wide yard for each wide yard for each SKU of Product not purchased by RUBBERMAID up to a
                                       **                              wide yard
                threshold, plus an amount equal to the unfavorable cost variances, against the base line material costs set forth on the attached Exhibit C, experienced by DECORA on Product sold to RUBBERMAID for each of the twelve-month periods concluding March 31, 1996, 1997, 1998 and 1999; and

         - DECORA will pay RUBBERMAID $0.0475 per wide yard for each wide yard for each SKU of Product purchased by RUBBERMAID above
                                      **                 wide yards for each of
                the twelve-month periods concluding March 31, 1996, 1997 and 1998 and above fifty-five million (55,000,000) wide yards for the twelve-month period concluding March 31, 1999, plus an amount equal to seventy-five percent (75%) of the favorable cost variances, against the base line material costs set forth on the attached Exhibit C, experienced by DECORA on Product sold to RUBBERMAID during such period.

         DECORA shall use its best efforts to purchase in economical order quantities.

         RUBBERMAID shall pay for unfavorable raw material cost variances, regardless of volume threshold achieved, on a quarterly basis within fifteen
(15) days of receipt of the last of the three (3) purchase price variance reports for said quarter, and shall negotiate with DECORA in good faith regarding price adjustments for Product resulting from additional costs incurred by DECORA because of additional state or federal statutory or regulatory requirements.

8.       Packing Materials Purchase

         DECORA shall purchase point of purchase packaging and corrugated containers

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from vendors and at prices specified in Exhibit D, which shall be adjusted by
RUBBERMAID from time to time to reflect actual prices from such vendors.

         For each twelve-month period concluding March 31, 1996, 1997, 1998 and 1999 DECORA will pay RUBBERMAID an amount equal to the favorable cost variances against the packaging costs set forth on Exhibit D, plus five percent (5%), experienced by DECORA on product sold to RUBBERMAID during such period. RUBBERMAID shall pay for unfavorable packaging cost variances on a quarterly basis within fifteen (15) days of receipt of the last of the three (3) purchase price variance reports for said quarter, plus five percent (5%).

         In the event that DECORA locates a vendor offering said materials at like quality at a lower price, DECORA may purchase said materials from said vendor and retain the difference in price, providing that such materials meet the packaging specification in Exhibit A and are acceptable to RUBBERMAID.

9.       Engineering Standard

         RUBBERMAID shall provide DECORA with an engineering standard, which is attached hereto as Exhibit E, for each Stock Keeping Unit ("SKU") of Product setting forth the number of hours of production time for each unit of each SKU produced and the number of yards of buttstock necessary to produce each unit of each SKU including the buttstock scrap factor for each unit of each SKU. The parties hereto reserve the right to adjust Exhibit E on or before June 30, 1996 as provided for in Paragraph 10 below.

10.      Product Pricing Mechanism

         RUBBERMAID shall pay DECORA for each unit of each SKU of Product based on the following formula:

                                       **


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         For the term commencing _____**_______ and concluding ___**____, the department ______**_______as called for in the _____**_____ formula above shall be $__**__ which was calculated on the basis of a _______**_______ of _____**_____ divided by the _______ ** ________ per ___**___ of ____**____. On
or before ______**______ DECORA and RUBBERMAID shall negotiate in good faith to ____________________** ____________ as well as the number of _______**_______, and the number of _______**_______ (_______ ** _______ in the formula above respectively). During such negotiations DECORA will make available to RUBBERMAID _______ ** _______ to its ________ ** _______ during said time frame and
RUBBERMAID will make available to DECORA _______________ ** _____________. In the event the parties are unable to reach a mutually acceptable agreement as to said ___ ** ___ by _______ ** _______ then _____________ ** _________ shall be determined in the manner set forth in the attached _______ ** _______ in which event the ___ ** ___ set forth above shall remain in effect until the commencement of the _________ ** ________, as that term is defined in ______ **
_______.

11.      On time Performance Criteria

         DECORA shall use its best efforts to meet the following criteria for on time performance, which shall be defined to mean the percentage of units of Product shipped complete by SKU to RUBBERMAID within twenty-four (24) hours of receipt of the purchase orders referenced in Section 21 below:

         - 80% with respect to purchase orders received from April 1, 1996 through September 30, 1996

         - 85% with respect to purchase orders received from October 1, 1996 through March 31, 1997

         -       90% with respect to purchase orders received on or after April
                 1, 1997

         DECORA and RUBBERMAID shall work together to develop a reporting system to provide RUBBERMAID with a monthly report regarding on time performance which shall include the SKU's, their quantities and the date specified in RUBBERMAID's purchase orders and the SKU's, their quantities and the date actually shipped by DECORA.

         RUBBERMAID will make efforts to provide DECORA with operational support including maximizing order lead times and truck shipment scheduling in order to assist DECORA in meeting the above objectives.

         The parties hereto agree to work jointly towards the achievement of the on time performance criteria.

12.      Productivity Improvement Criteria

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         DECORA shall use its best efforts to meet the following criteria for productivity improvement by implementing a:

         - __**__% reduction in buttstock cost component exclusive of baseline material cost identified in Exhibit C of the formula contained in Section 10 above no later than March 31, 1996, March 31, 1997, March 31, 1998 and March 31, 1999, with the baseline for each year being March 31st of the previous year

         - __**__% reduction in the non-buttstock cost components exclusive of packaging material cost identified in Exhibit D of the formula contained in Section 10 above versus a baseline of March 31, 1996 no later than March 31, 1997

         - __**__% reduction in the non-buttstock cost components exclusive of packaging material cost identified in Exhibit D of the formula contained in Section 10 above versus a baseline of March 31, 1997 no later than March 31, 1999

         The Business Team will meet monthly to prepare a report for RUBBERMAID which tracks productivity improvement savings. All such savings will be re-invested into the growth of RUBBERMAID's decorative coverings business by DECORA by the means selected by RUBBERMAID after consultation with DECORA.

         The parties hereto agree to work jointly towards the achievement of this productivity improvement criteria.

13.      Additional Operations

         In the event that DECORA meets the ____________ ** __________ specified in ________ ** ________ above and the ____________ ** ______________ specified in Section __**__ above, the parties hereto will negotiate in good faith ____________ ** ___________ and _________ ** _________ RUBBERMAID's ___________
** ___________ and/or the ___ ** ___ of a RUBBERMAID __________ ** _________
RUBBERMAID's _________ ** __________ to DECORA's _____ ** _____ in ___________
** _________.

14.      Financial Information and Investments

         DECORA shall maintain its books and records in accordance with generally accepted accounting principles ("GAAP"), except as otherwise specifically provided for in the Agreement. No later than June 30th of each year, DECORA shall have its independent auditors provide RUBBERMAID with audited financial statements of Decora Industries, Inc. as of the end of March 31 st of each year and a statement of the purchase price variance and volume variance referred to in Section 7 above for that year.

15.      Competitive Pricing

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         RUBBERMAID has the right to negotiate new material costs for material of equivalent or better yields and equal quality, based on measurement against quality assurance specifications and actual production testing, both to be provided by DECORA. DECORA must either purchase negotiated materials or provide materials of like quality at the negotiated price, if lower. Monthly memo advices will be provided by DECORA to RUBBERMAID to show the trend of actual versus estimated material costs.

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16.      Alternative Source

         Anything in this Agreement to the contrary notwithstanding, if, as a_____ ** _____ of __________ ** ________ by the _________ ** _________ DECORA
to RUBBERMAID, the __________ ** ________ by RUBBERMAID ____ ** ____ by _______
** _______ or __**__ when ____**____ to the ______ ** ______and the __**__ is not ________ ** ______ RUBBERMAID, DECORA will be ___________ ** _________ to
___________ ** _______ by ________ ** _______ which it _______ ** _______ for
Product. If, after the parties' joint efforts, ________ ** _________ RUBBERMAID may, ___________ ** _________ an _________ ** _______ at ________ ** ______
provided that such ______ ** _______ are ______ ** _____ DECORA's.

         In the event that RUBBERMAID ___________ ** ________ any such _____ ** _____ DECORA shall be ___ ** ___, not __________ ** _________ to the _______ **
_______ notwithstanding Section __ ** __, above; provided that DECORA ___ ** ___ to RUBBERMAID an __________ ** __________ to any ____ ** ____ which ________ **
______ is _____ ** _____ to ___ ** ___ on the ___ ** ___ of such ___ ** ___.
RUBBERMAID shall ______ ** _________ DECORA, at the _____ ** _____ for in Section ___ ** ___ above, _______ ** ______ of ____ ** ____ the _______ **
_______ in an ______**______ not to _______ ** __________ the ______ ** ________
by RUBBERMAID.

17.      Print Rollers

         Any new or replacement print rollers required by DECORA to manufacture Product for RUBBERMAID shall be purchased by DECORA, after prior approval from RUBBERMAID, and shall thereafter be immediately resold to RUBBERMAID at DECORA's cost.

         RUBBERMAID shall lease to DECORA, rent free, any print rollers thus purchased until the expiration or termination of this Agreement, at which time they shall be returned to RUBBERMAID in the same condition as originally [eased, normal wear and tear excepted.

         DECORA agrees that duplicate rollers will be made for those patterns having sufficient volume to economically justify backup and that such duplicate rollers will be stored at all times in a building different from that in which the principal rollers are utilized and stored.

         Upon termination or expiration of this Agreement, except a termination resulting from RUBBERMAID's exercise of a right of first refusal pursuant to
Section 24, below, DECORA shall sell to RUBBERMAID, at a price of ______ ** ______ per print roller, any remaining print rollers owned by DECORA and required for the manufacture of Product for RUBBERMAID.

         RUBBERMAID may, from time to time, request the re-engraving of print rollers. The first __________ ** ___________ (____ ** ____) of such re-engraving prior to March 31, 1996


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and each March 31st thereafter shall be borne by DECORA. Costs of re-engraving in excess of such amounts shall be borne by RUBBERMAID.

18.      Pallets

         DECORA shall invoice RUBBERMAID for all pallets and other shipping materials, not included in Exhibit E and required by Rubbermaid used to ship Product at the actual cost thereof. Payment terms for said invoices shall be in accordance with the provisions of Section 20 below. In the event that RUBBERMAID locates a vendor offering pallets and other shipping materials at like quality at a lower price, DECORA shall purchase pallets and other shipping material from said vendor.

19.      Equipment Lease

         Under the terms of a lease agreement in the form attached as Exhibit G, RUBBERMAID's affiliate, Rubbermaid-Cortland Inc. is leasing certain equipment to DECORA.

20.      Invoicing and Payment

         DECORA shall invoice RUBBERMAID for Product (F.O.B. Manufacturing Plant), on net ten (10) day terms.

21.      Orders and Projections

         RUBBERMAID shall provide DECORA with thirty (30), sixty (60) and ninety
(90) day estimated order forecasts, weekly Rupics reports and with daily written purchase orders for Product. Minimum order requirements for said purchase orders shall be one (1) full pallet per SKU and one (1) full truckload per order. DECORA shall ship Product within twenty-four (24) hours of receipt of such purchase orders.

22.      Non-Competition

         In addition to Product, DECORA presently manufactures, and provides services with respect to, the following pressure sensitive, adhesive products for the industrial and commercial markets only:

         - Decorative surface protection products, only for customers who do not market such products so as to be competitive with Product at retail:

         -      Custom coated substrates and coating services;

         -      Custom printed substrates and printing services;

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         -      Custom laminated substrates and laminating services; and

         -      Tapes, roll label stock and custom printed labels.

         RUBBERMAID shall not, directly or indirectly, manufacture products competitive with products immediately above, or those pressure sensitive, self-adhesive products presently manufactured by DECORA for RUBBERMAID, or future products substituted therefor, except as otherwise provided for herein; provided, however, that if RUBBERMAID is interested in selling industrial and/or consumer tapes, it shall obtain DECORA's prior written consent and shall offer DECORA the right of first refusal to manufacture such tapes for RUBBERMAID at the same price, quality and service otherwise available to RUBBERMAID.

         RUBBERMAID presently manufactures a pressure sensitive, adhesive shelf liner product. Neither DECORA nor any of its affiliates shall, directly or indirectly, manufacture products competitive with this product, except as otherwise provided for herein.

23.      New Product

         DECORA is ______________ ** ____________ or __________ ** ___________
which it shall ________ ** _______ to RUBBERMAID on the ____ ** ____ set forth below. _____ ** _______ shall be _____ ** _____ as ___________ **
____________(or _____ ** _________therefor), _________ ** __________ in Section
__**__ above, which are ________ ** _________ or _____ ** _____ in terms of
_________ ** ________ or ___ ** ___ to ____ ** ____ them from _____ ** ____.

         With respect to each ______ ** ______, DECORA shall ____ ** ____ to RUBBERMAID a notice in writing which shall contain:

         -       ___________ ** ________ of such ____ ** ____, in _____ **
                 _____;


         -       A ________ ** _________ of the ____**____ to _____**_____ such
                 ____**____;


         -       The ___**___ on which ______**______ and ______**______ can
                 ___**___; and

         -       The ____**___ of _____**_____ of such ____**____ which DECORA can _____**_____ and ___**___ on a ________**______.

         Within ______**_____ of ____**___ by RUBBERMAID of such notice, RUBBERMAID shall ____**____ DECORA,________ ** _________ it ____**____ to
___**___ a _______ ** _________for the ___**___ of such ___**____ from DECORA.

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         If RUBBERMAID ___**___ DECORA that it ______ ** ______ to ____**____
such an _____ ** _____ DECORA shall be ___**___ to ____**____ with _____ **
_____such ___**___.

         If RUBBERMAID ____**____ DECORA that it ________ ** _____ to ____**____
such an ____**____, the parties shall _______ ** ______ within ______ **
________ of the _____ ** ______ by DECORA. During such _______ ** _______ DECORA shall ___**___ from _____ ** _____ with _____ ** ______ such ___**___.

         If the parties are unable to _______ ** _______ during such ________ ** ________ DECORA shall be _____ ** ______ with _______ ** ______ such ___**___.

         Any _____ ** ______ between DECORA and RUBBERMAID for ____ ** ____shall, by its ___**___ be ___**___ and ____**____. Any ______ ** ______
between DECORA and ____ ** ____ for _____ ** ______ shall, _______ ** _____ or
_____ ** ______ the _____ ** _____ of _____ ** ______ to the _____**_____ that it ___**___ with ______ ** ____ to______ ** ______ or _____ ** ____ for
______**______.

24.      Right of First Refusal

         In the event DECORA shall receive an offer for, and decide to sell, its plant, equipment and tooling (collectively referred to as the "DECORA Assets") during the term of this Agreement, RUBBERMAID shall have a right of first refusal to purchase the DECORA Assets. DECORA shall give notice to RUBBERMAID of the amount if any offer by a third party to purchase the DECORA Assets following which RUBBERMAID shall have sixty (60) days to match said offer, in which event the DECORA Assets will be sold to RUBBERMAID. Should RUBBERMAID, however, fail to match said offer within the period set forth herein, DECORA shall have the right to sell the DECORA Assets to the third party. In the event RUBBERMAID does not purchase the DECORA Assets and they are sold to a third party, DECORA shall guarantee that it will remain a continuous source of supply for RUBBERMAID, either through the DECORA Assets or otherwise, for a period of six (6) months after the date of the notice to RUBBERMAID by DECORA, referenced above, or until the end of the present contract term, whichever occurs first.

         In the event Decora Industries, Inc. shall receive an offer for, and decide to sell any of the shares of capital stock of Decora, Incorporated ("Share Capital") during the term of the Agreement, RUBBERMAID shall have a right of first refusal to purchase Share Capital. Decora Industries, Inc. shall give notice to RUBBERMAID of the amount of any offer by a third party to purchase Share Capital, following which RUBBERMAID shall have sixty (60) days to match said offer, in which event Share Capital shall be sold to RUBBERMAID. Should RUBBERMAID, however, fail to match said offer within the period set forth herein, Decora Industries, Inc., shall have the right to sell Share Capital to the third party. In the event RUBBERMAID does not purchase Share Capital and it is sold to a third party, Decora Industries, Inc. shall guarantee that Decora, Incorporated will remain a continuous source of supply for RUBBERMAID for a period of six (6) months after the date of the notice to RUBBERMAID by

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Decora Industries, Inc. referenced above, or until the end of the present contract term, whichever occurs first. Notwithstanding the foregoing, the Fourteen Percent (14%) Senior Subordinated Noteholders (the "Noteholders") shall receive redeemable warrants to purchase up to twenty percent (20%) of the Share Capital in Decora, Incorporated which sale shall not be subject to RUBBERMAID's right of first refusal.

25.      Force Majure

         None of the parties shall be liable for its failure to perform hereunder if performance is made impossible due to any occurrence beyond its reasonable control, including: acts of God, acts of war, condemnation, appropriation, governmental regulations or orders, floods, the elements, fire, explosions and other casualties, riots, public commotion, strikes, lockouts, labor difficulties, inability to obtain labor and/or materials, accidents, transportation delays, embargo or similar occurrences ("Force Majeure"), In the event that either RUBBERMAID or DECORA claims excused performance under this paragraph, the other parties relieved of any obligation to supplement or adjust the earnings of the claiming party to compensate for expenses attributable to the Force Majeure. For any period during which DECORA fails to perform under this section, RUBBERMAID shall be permitted to manufacture its Product requirements at a manufacturing facility of its choice.

         In the event DECORA is unable to deliver Product to RUBBERMAID for a period in excess of thirty (30) consecutive days due to any Force Majeure, DECORA shall supply to RUBBERMAID, for the duration of the Force Majeure, all existing print rollers needed to,manufacture Product. Upon DECORA's resumption of production, RUBBERMAID shall immediately return said print rollers to DECORA.

         DECORA and RUBBERMAID shall, during the first Contract Year, jointly develop a contingency plan to provide RUBBERMAID, within six (6) months of any Force Majeure, an alternate source of supply to meet RUBBERMAID's Product requirements. This contingency plan shall be reviewed annually, thereafter, at the request of either party.

26.      Work Stoppage

         DECORA shall advise RUBBERMAID of impending or actual work stoppages or labor negotiations affecting any plant at which it manufactures Product.

27.      Termination Transition

         In the event that either party provides the other with notice of termination as provided for above, then:

         - DECORA shall provide RUBBERMAID, within thirty (30) days of notice date, with a report on the nature and extent of inventory as of notice date;



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                 RUBBERMAID shall provide DECORA, within sixty (60) days of notice date, with a listing of what Product it will buy from such inventory; and DECORA shall, thereafter, be free to sell to third parties Product in such inventory not purchased by RUBBERMAID; and

         - From notice date to termination date, DECORA shall produce for RUBBERMAID no more than five percent (5%) in excess of Product ordered by RUBBERMAID and RUBBERMAID shall purchase all such Product, provided it meets the product performance and manufacturing specifications outlined in Exhibit &

         - RUBBERMAID shall have the right, notwithstanding Section 2, above, to purchase Product from third parties for a period of eight (8) months prior to termination date; and

         - DECORA shall have the right, notwithstanding Section 3, above, to sell product competitive with Product to third parties for a period of eight (8) months prior to termination date.

28.      Further Assurances

         Except for the warrants issued to the Noteholders described in Section 24, all of the issued Share Capital of Decora, Incorporated is currently held by Decora Industries. Inc. Except for a pledge of the Share Capital to Fleet Bank of New York ("Fleet'), Decora Industries, Inc. shall neither pledge nor hypothecate any of the Share Capital nor consent to any corporate restructuring of DECORA, whether by merger, consolidation or otherwise, without the prior written consent of RUBBERMAID.

         Except as described in Section 24, Decora, incorporated shall issue no additional Share Capital to any party except Decora Industries, Inc. without the prior, written consent of RUBBERMAID. Except for the warrant described in
Section 24 (and shares issued upon exercise of the warrant), all of the certificates issued by DECORA representing Share Capital shall carry a legend indicating the applicable restrictions set forth in this paragraph and Section 24 above.

29.      Notices

         All requests and demands (other than those in the normal course of the manufacture and sale of Product) provided for by this Agreement shall be in writing and sent by registered or certified mail, return receipt requested, and shall be deemed to have been given at the time they are received by the party to whom addressed at the following addresses:

         -       If to DECORA:

                 DECORA, INCORPORATED

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                 1 Mill Street
                 Fort Edward, New York 12828
                 Attention: Chairman and CEO

         -       If to RUBBERMAID:

                 RUBBERMAID INCORPORATED
                 1147 Akron Road
                 Wooster, Ohio 44691
                 Attention: Senior Vice President,
                 General Counsel and Secretary

30.      Binding Effect: Assignment

         This Agreement shall inure to the benefit of, and be binding upon, RUBBERMAID and DECORA their respective successors and assigns; it may not,

however, be assigned by either party without the prior written consent of the other party hereto, which consent shall not be unreasonably withheld.

31.      Entire Agreement

         This Agreement sets forth the entire understanding of the parties hereto and shall not be modified, amended or terminated except by a writing signed by a duly authorized officer of each party. As of the Effective Date of this Agreement, it supersedes all prior agreements and understandings between the parties, excepting therefrom a certain Consent Agreement between RUBBERMAID and Decora Incorporated dated October 5, 1994 regarding the sale of product to Friedola, and no restrictions, promises, warranties, covenants or undertakings exist, other than those expressly set forth herein. No amendments or other modifications to this Agreement shall be binding unless in writing and signed by an authorized officer of each of the parties to this Agreement.

32.      Governing Law

         This Agreement is made in and shall be governed by and construed in accordance with the laws of the State of New York applicable to agreements made and to be performed wholly in the State of Ohio.

33.      Non-Waiver

         The failure by any party to insist upon strict compliance with any of the terms, covenants or conditions hereof shall not be deemed a waiver of any such or other term, covenant or condition or a waiver of any future breach of any term, covenant or condition hereof.

34.      Severability

         The invalidity or unenforceability for any reason whatsoever of any provision term, condition or obligation set forth herein in no way shall affect the validity or enforceability of any other provision, term, condition or obligation set forth in this Agreement.

35.      Headings

         The headings contained herein are solely for the purpose of reference and shall not affect the interpretation of the terms of this Agreement.

         IN WITNESS WHEREOF, the parties have executed this Agreement to be effective as of the day and year first above written.

RUBBERMAID INCORPORATED

By:          _________________________

Name:        _________________________

Title:       _________________________

Date:        _________________________

DECORA INDUSTRIES, INC.

By:          _________________________

Name:        _________________________

Title:       _________________________

Date:        _________________________

DECORA, INCORPORATED

By:          _________________________

Name:        _________________________

Title:       _________________________

Date:        _________________________

                                    EXHIBIT A
                             Product Specifications

[To include but not be limited to the attached and which will be prepared by Rubbermaid within two (2) weeks of the date of execution of the Agreement]

                                    EXHIBIT B

Under the terms of a Manufacturing Agreement of even date, ("Manufacturing Agreement') RUBBERMAID INCORPORATED ("RUBBERMAID") and DECORA INDUSTRIES, INC. and its wholly-owned subsidiary, DECORA, INCORPORATED (collectively, "DECORA") will each be disclosing to the other information which the disclosing party considers confidential ("Confidential Information").

In consideration of the execution of, and fulfillment of the obligations under, the Manufacturing Agreement, the parties further agree that during the pendency of the Manufacturing Agreement each party will preserve the secrecy of, and refrain from using for its own benefit and the benefit of third parties, Confidential Information which may be made known to it by the other party, its officers, employees, contractors or suppliers. Each party agrees further that neither this agreement nor disclosure by the other party of Confidential Information shall, in and of itself, constitute a right or license with respect to such Confidential Information.

Anything herein to the contrary notwithstanding, neither party shall have duties under this agreement with respect to information:

1. which, on the date of this agreement is generally known to the public;

2 which is subsequently published by someone having a right to do so, from the date of such publication;

3. which is received from someone, not referred to in this agreement, who is not under obligation to preserve its secrecy, from the date of such receipt; or

4. the release of which has been authorized in writing by an officer of the disclosing party, from the date of such authorization.

This agreement was executed on the 17th day of April, 1995 at Wooster, Ohio

RUBBERMAID INCORPORATED                    DECORA, INDUSTRIES, INC.

By: ___________________                    By: ____________________

Title:_________________                    Title: _________________

DECORA, INCORPORATED

By: ___________________

Title: ________________

                                                                     EXHIBIT C



                          BASE LINE MATERIAL COSTS

                                                                    Price as of
 November 1993                                                       01-Nov-93
 -------------                                                      -----------
                                       **

          (CONFIDENTIAL TREATMENT REQUESTED BY DECORA INDUSTRIES, INC.)

                         Packaging Items - ConTact Line
                                   (EXHIBIT D)

    ITEM NUMBER     DESCRIPTION      CURRENT SUPPLIER     CURRENT PRICE QUANTITY
    -----------     -----------      ----------------     ----------------------

                                       **

          (CONFIDENTIAL TREATMENT REQUESTED BY DECORA INDUSTRIES, INC.)

Decorative Coverings

UPC STICKERS, HISTORICAL PURCHASE COSTS




MPI Quote Number      Size        Typical Order Quantity     Price per thousand
- --------------------------------------------------------------------------------


          (CONFIDENTIAL TREATMENT REQUESTED BY DECORA INDUSTRIES, INC.)

                                                                       EXHIBIT E

                             FORECASTED     MACHINE HOURS          TOTAL MACHINE
  ITEM DESCRIPTION           UNITS          PER UNIT (MH)          HOURS
- --------------------------------------------------------------------------------


                                       **

          (CONFIDENTIAL TREATMENT REQUESTED BY DECORA INDUSTRIES, INC.)


Buttstock Scrap Factor (as a Percent of Good Product)

                                       **
          (CONFIDENTIAL TREATMENT REQUESTED BY DECORA INDUSTRIES, INC.)

                                                                       EXHIBIT F

    For purposes of this Exhibit F, the term Contract Year shall mean the three
(3) terms running from September 18, 1996 through March 31, 1997; April 1, 1997 through March 31, 1998; and April 1, 1998 through March 31,1999.

    RUBBERMAID and DECORA shall, with respect to the Product manufacturing business ("Business"), develop an operating plan ("Plan") for the Contract Year. The Plan shall have
                                       **
          (CONFIDENTIAL TREATMENT REQUESTED BY DECORA INDUSTRIES, INC.)
as its objective earnings before taxes of      **     on Net Sales (as defined
below) of Product and shall contain, in detail, all of the data and assumptions necessary to support such objective.

    The following is the procedure to be used in developing a mutually agreeable Plan for such Contract Year:

         - Eighty (80) days prior to the Contract Year, RUBBERMAID shall provide DECORA with both a domestic and an international marketing plan for the Contract Year.

         - Fifty (50) days prior to the Contract Year, DECORA shall submit to RUBBERMAID a draft Plan;

         - Thirty (30) days prior to the Contract Year, RUBBERMAID shall submit to DECORA its proposed changes, if any;

         - Between the twenty-ninth day and the fifteenth day prior to the Contract Year, the parties shall meet to address unresolved issues, if any;

         - If any issues remain unresolved fifteen (15) days prior to the Contract Year, either party may terminate the Agreement by providing written notice to the other five (5) days prior to the Contract Year. The effective date of such termination shall be the last day of the eighteenth month after the month in which said Contract Year would have commenced. In the event of termination under this Exhibit F prior to the commencement of the first Contact Year, pricing during the period between notice and termination shall be in accordance with Paragraph 10 of this Agreement. In the event of termination prior to commencement of a subsequent Contract Year the Plan for the immediately preceding Contract Year shall remain in effect during the period between notice and termination.

    "Net Sales" shall mean gross sales of Product to RUBBERMAID as evidenced by invoice, less credits, returns, allowances, discounts, rebates, shipping costs specifically itemized as such, taxes based on sales and other non-merchandise items stated on the invoice.

    DECORA shall, at the same time as it provides RUBBERMAID with the Plan, review with RUBBERMAID the operating plan for the entire DECORA manufacturing business. RUBBERMAID shall, upon DECORA's request but in no event more frequently than quarterly, review with DECORA the marketing plan for Product.

    Any cost improvement requiring a capital investment which is implemented by DECORA during a given Contract Year shall not be included as a cost reduction in the Plan for the next succeeding Contract Year. The cost to DECORA of leasing new equipment for the manufacture of Product shall be included In computing the selling price of Product under the Plan.

    During each Contract Year, DECORA shall charge RUBBERMAID the price for each category of Product set forth in the Plan for that Contract Year. DECORA shall advise RUBBERMAID within ten (1 0) working days after the end of each Plan accounting month of the actual material purchases for the month and the actual purchase price variance.

    DECORA shall adjust the selling price charged to RUBBERMAID for Product during a given Contract Year at the conclusion of the second Plan accounting month after the Plan accounting month in which either of the following events occur:

         - The cumulative, unbudgeted, material price variance incurred by DECORA exceeds or falls short of the total Plan material cost by more than five percent (5%), as measured from the [after of, the commencement of the Contract Year; or, the commencement of the Plan accounting month during which the selling price charged to RUBBERMAID was last adjusted; or

         - RUBBERMAID announces to its customers an increase in selling price affecting one-third (1/3) or more of the items in its Product line;

Provided, that such adjustments in the selling price to RUBBERMAID shall:

         - Reflect only: the impact of the material costs being incurred by DECORA at the time of implementation, in accordance with the mutually agreed to formula in the Plan; and, if mutually agreed to between the parties, material costs, not included in the Plan, anticipated to arise over the succeeding three (3) month period;

         -    Be imposed prospectively only;

         - Be made no more frequently than once every three (3) Plan accounting months; and

         - Be superseded by a mutually agreed to Plan for the succeeding Contract Year.

    For each Contract Year in which DECORA's earnings before taxes on Net Sales equal eleven and sixty-six one-hundredths percent (1 1.66%), no adjustment shall be made between the parties. For each Contract Year in which DECORA's earnings before taxes on Net Sales exceed eleven and sixty-six one-hundredths percent (1 1.66%), DECORA shall pay RUBBERMAID one-half ( 1/2) of such excess. For each Contract Year in which DECORNs earnings before taxes on Net Sales fall short of eleven and sixty-six one-hundredths percent (11.66%), RUBBERMAID shall pay DECORA one-half (1/2) of such shortfall.

         For purposes of computing earnings before taxes, debt service charges shall be excluded. Other charges assessed against DECORA shall be identified as "Capital Charge' and 'Other Corporate Charges":

         - The Capital Charge for each Contract Year shall be equal to the sum of "Net Working Capital" times one-twelfth (1/12) of the "Borrowing Factor" for each month of that Contract Year, where:

              Net Working Capital equals current net assets less current liabilities excluding short-term, interest bearing debt), as of the last day of the month; and,

              Borrowing Factor is a rate equal to one percent (1%) over the Citibank, N.A. base rate on corporate loans, as of the last day of the month.

         - Other Corporate Charges for each Contract Year shall not exceed two and thirty-five hundredths percent (2.35%) of that Contract Year's actual gross sales of Product and shall include the following overhead costs:

              Insurance, Pension and tax administration; treasury and financial reporting services; payroll, A/P, AIR, G/L processing services, as necessary; legal, personnel, engineering, purchasing, environmental oversight and general management staff services; MIS support.

         Provided, however, that the parties may by mutual agreement, for any Contract Year after the initial Contract Year, adjust the maximum rate and categories of overhead costs set forth in this sub-paragraph.

    DECORA shall maintain its books and records in accordance with generally accepted accounting principles ("GAAP"), except as otherwise specifically provided for in the Agreement. Within ninety (90) days after the end of each Contract Year, DECORA shall have its independent auditors provide RUBBERMAID with audited financial statements of DECORA as of the end of and for that Contract Year and a Statement of Operations Adjustment Schedule for that Contract Year. The Statement of Operations Adjustment Schedule shall reflect the adjustments necessary to determine the results of operations of the Business in accordance with the Agreement and shall compute the amount, if any, due from DECORA to RUBBERMAID or due from RUBBERMAID to DECORA as set forth under this Exhibit F.

    With respect to capital investment projects relating to the Business,
DECORA:

         - Must consult with RUBBERMAID before engaging in any such project with a value in excess of $250,000 during the first six (6) months of the Agreement, and $150,000 thereafter.

         - Shall use straight line depreciation; provided, however, that on cost reduction projects, DECORA may use double declining balance depreciation, with the prior approval of RUBBERMAID.

    DECORA shall neither invest in additional capital assets nor incur additional capital lease charges, the annual aggregate value of which exceeds $1,000,000.00 without the prior written approval of RUBBERMAID, which approval shall not be unreasonably withheld.

    After assignment to RUBBERMAID of expenses attributable exclusively to Business and assignment to DECORA of all other expenses attributable to the DECORA manufacturing business, DECORA shall, with respect to each Contract Year, allocate to RUBBERMAID that portion of manufacturing overhead and general and administrative expenses (excluding research and development and selling expenses) allocable under GAAP to RUBBERMAID, plus the lesser of:

         - The smallest percentage, between zero (0) and fifty (50), of that portion of manufacturing overhead and general and administrative expenses (excluding research and development and selling expenses) allocable under GAAP to DECORA, necessary to yield DECORA five and eight tenths percent (5.8%) net earnings before taxes excluding Business; or

         - $550,000.00 for a twelve (12) month Contract Year, or a pro-rata portion of this amount for any Contract Year which consists of less than twelve (12) months; provided, however, that the parties may, by mutual agreement, adjust this amount for any Contract Year.

                                                                       EXHIBIT G

                                 LEASE AGREEMENT

    This Lease Agreement ("Agreement') is entered into by and among Rubbermaid Cortland Inc., a Delaware corporation having its principal place of business at 106 Central Avenue, Cortland, New York 13045 ("Lessor") and Decora Industries, Inc., a Delaware corporation having its principal place of business at 1 Mill Street, Fort Edward, New York 12828 and its wholly owned subsidiary, Decora, Incorporated, a New York corporation having its principal place of business at 1 Mill Street, Fort Edward, New York 12828 (collectively 'Lessee').

    WHEREAS, Lessor desires to lease the equipment listed on the attached Schedule(s) A (collectively "Equipment") to Lessee so that Lessee may manufacture product for resale to Lessor's affiliate, Rubbermaid Incorporated ("Rubbermaid"); and

    WHEREAS, Lessee has indicated a willingness to receive Equipment for such purposes subject to the terms and conditions of this Agreement;

    NOW THEREFORE, in consideration of the premises, Ten and no/oo ($10.00) Dollars herewith paid and other good and valuable consideration the receipt and sufficiency of which is hereby acknowledged, the parties hereto agree as follows:

1. Title; Liens. Equipment is, and shall at all times be and remain, the sole and exclusive personal property of Lessor and Lessee shall have no right, title or interest therein except as expressly set forth in the Agreement. Lessee shall keep Equipment free and clear of all levies, liens and encumbrances.

2. Location; Inspection; Labels. Equipment shall be delivered to Lessee in the county in which its principal place of business is located and shall not, without Lessor's prior written consent, be removed therefrom. Lessor shall have the right to inspect Equipment at any reasonable time. Lessee shall not remove any serial number, name or other indices of Lessor's ownership which Lessor may, at it's option, affix to Equipment.

3. Installation. Set-up, installation and removal of Equipment listed on Schedule(s) A shall be performed by Lessor at its expense.

4. Equipment as Personal Property. All Equipment is personal property and the attachment of Equipment to real property shall not be construed as changing that status. Equipment shall not be attached to real property which does not belong to Lessee without the prior written consent of Lessor and the prior written consent of the owner of such real property, stating that upon termination of the Agreement, Equipment may be removed.

5. Warranty; Limitation of Liability. Lessor makes NO WARRANTY, express or implied, as to any matter whatever, including condition of Equipment, its

     MERCHANTABILITY or its fitness for any particular purpose. In no event shall Lessor be liable for special, indirect, incidental or consequential damages.

6. Care; Use. Lessee shall, at its own expense, maintain Equipment in good operating condition, repair and appearance and protect it from deterioration, other than normal wear and tear. Lessee shall use Equipment solely to manufacture product for Rubbermaid pursuant to purchase orders which Rubbermaid shall, from time to time, issue to Lessee. Any other use of Equipment by Lessee is expressly prohibited. Lessee shall not make modifications, alterations or additions to Equipment without the written consent of Lessor.

7. Insurance. Lessee shall provide, maintain and pay for (a) insurance against the loss or theft of or damage to Equipment, for the full replacement value thereof, with loss payable to Lessor, and (b) public liability and property damage insurance naming Lessor as an additional insured. All insurance shall be in a form and amount and with companies satisfactory to Lessor and shall contain the insurer's agreement to give 30 days written notice to Lessor before cancellation or material change of any policy of insurance. Prior to the commencement of the lease term and at any time thereafter that Lessor may request, Lessee shall deliver the policies or copies thereof or certificates of insurance to Lessor.

8. Indemnification. Lessee shall indemnify and hold Lessor harmless from and against any and all claims, losses, liabilities)an d expenses (including attorney's fees) resulting from damage to property or death or injury to persons (whether employees or agents of Lessee or third parties) in whatever way arising, directly or indirectly from, or incidental to, the use, operation or storage of Equipment; provided, however, that Lessee shall not be liable for losses which are proven to be the direct result of Lessors sole negligence.

9. Taxes. Lessor shall pay all charges and taxes (federal, state and local) which may now or hereafter be imposed or levied upon the sale, purchase, ownership, leasing, possession or use of Equipment. For Federal Income Tax purposes, Lessor shall be treated as the owner of Equipment and shall derive the entire benefit from any Federal Investment Tax Credit.

10. Financing Statement. Lessee shall, at the request of Lessor, execute a Form UCC-1 or other financing statement and any necessary continuations thereof. Lessee consents to the filing of such statement to give notice of the lease of Equipment.

11. Assignment. Lessor shall have the right to assign the Agreement and Equipment leased hereunder without prior notice to Lessee. Lessee shall not assign, transfer, pledge or otherwise grant any interest in the Agreement or Equipment leased hereunder without the prior written consent of Lessor. Subject to the foregoing, the Agreement shall be binding upon and inure to the benefit of the successors and assigns of the parties hereto.

12. Expiration of Term; Return of Equipment. The Agreement shall continue in full force and effect through March 3, 1999 or the termination of a certain Manufacturing Agreement amongst Lessee and Rubbermaid of even date herewith ("Manufacturin g Agreement)", whichever occurs sooner. Lessee shall, within five days of notice, return or make available to Lessor: during the pendency of the Agreement, those items of Equipment requested by Lessor, in writing, from time to time; at the conclusion of the Agreement, all remaining items of

     Equipment. Lessee shall pack Equipment listed on Schedule(s) A and shall ship it per Lessors instructions and at Lessor's expense.

13. Default. Any of the following shall constitute a default hereunder: (a) Lessee's violation of, or failure to perform, any term or condition of the Agreement where such violation or failure continues for a period of IO days after written notice by Lessor; (b) commencement of proceedings under the Federal Bankruptcy Act, or any similar federal or state statute, against Lessee; appointment of a receiver or similar officer for Lessee or any of its property; attachment or levy against Equipment, where any such action is not vacated or fully stayed within 30 days of its commencement; (c) Lessee's assignment for the benefit of creditors, initiation of proceedings under any bankruptcy or similar law or admission in writing of its inability to pay its debts as they become due; (d) Lessee's material misrepresentat ion to Lessor by warranty, statement or report in writing concerning the Agreement, (e) default under the Manufacturing Agreement.

14. Remedies. In the event of a default by Lessee, Lessor shall have the right, without further notice, to take any actions permitted to it by law including, but not limited to, the following: (a) to take possession of Equipment, without demand or notice, wherever it may be located with the resultant damages, if any, to be borne by Lessee; (b) to lease or sell any or all of Equipment upon such terms as Lessor may from time to time elect;
     (c) in its sole discretion, to terminate the Agreement. All remedies available to Lessor are cumulative. Lessor's exercise, or failure to exercise, any remedy shall not prevent any future exercise of the same or different remedies nor

15. Confidentiality. Lessor considers all information disclosed to Lessee regarding Equipment, the product to be made therefrom, product specifications, production volume and the composition, cost and sourcing of raw materials to be confidential. Lessee shall not use such confidential information for its own benefit, nor disclose it to a third party, without the prior written permission of Lessor.

16. General. Time is of the essence as to each provision hereof. The Agreement shall be governed by the laws of the state of Ohio, constitutes the entire agreement and understanding between the parties regarding Equipment and shall not be amended except in writing signed by an authorized representative of Lessor and Lessee, or in the case of Schedule(s) A, by attachment of the shipping document referencing additional Equipment leased. The invalidity of any provision hereof shall not affect the validity of any other provision. Notice to either party shall be by U.S. Mail sent to their respective principal places of business noted on the face hereof or to such other addresses as the parties may, from time to time, designate.


IN WITNESS WHEREOF, the undersigned have executed this Agreement the 17th of April, 1995.

RUBBERMAID-CORTLAND INC., LESSOR

BY: ___________________________

TITLE: ________________________

DECORA INDUSTRIES, INC., LESSEE

BY: ___________________________

TITLE: ________________________

DECORA, INCORPORATED, LESSEE

BY: ___________________________

TITLE: ________________________

                                                                      SCHEDULE A

                  EQUIPMENT LIST TO DECORA FROM STATESVILLE

Equipment including, but not limited to:




                                       **

          (CONFIDENTIAL TREATMENT REQUESTED BY DECORA INDUSTRIES, INC.)







and all subsequent additions thereto and substitutions thereof

                                       **

          (CONFIDENTIAL TREATMENT REQUESTED BY DECORA INDUSTRIES, INC.)